UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2007

Radian Group Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania 19103

(Address of principal executive offices) (Zip Code)

(215) 231-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

Deloitte & Touche LLP (“Deloitte”) is the independent registered public accountant for Radian Group Inc. (the “Company”). Deloitte’s present engagement with the Company had been expected to terminate on or about the filing of the Company’s Quarterly Report on Form 10-Q for the third quarter of 2007 (the “Termination Date”) had the Company completed its merger with MGIC Investment Corporation (“MGIC”). As previously disclosed, Radian and MGIC mutually terminated their proposed merger on September 5, 2007. On September 26, 2007, Deloitte declined to stand for reappointment as the Company’s independent auditors for the 2007 audit and its engagement will end shortly following the Termination Date.

The Company’s Audit and Risk Committee is currently engaged in discussions with audit firms to replace Deloitte and serve as the Company’s independent registered public accountant following the Termination Date. The Company expects to announce the appointment of a new audit firm on a Form 8-K in the near future.

The audit reports of Deloitte on the consolidated financial statements of the Company as of December 31, 2005 and 2006 and for each of the three years in the period ended December 31, 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim periods preceding September 26, 2007: (i) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) and (ii) there was no “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its report, except as follows: As previously reported on a Form 10-Q/A dated August 13, 2007 (the “10-Q/A”), on August 9, 2007, the Company filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (the “Second Quarter 10-Q”), before Deloitte had completed its review of the interim financial statements included in the Second Quarter 10-Q. As reported in the 10-Q/A, Deloitte needed to review additional documentation supporting the conclusion that the impairment charge relating to the Company’s interest in Credit-Based Asset Servicing and Securitization LLC occurred after June 30, 2007. Members of the Company’s management discussed the events surrounding the filing of the Second Quarter 10-Q with Deloitte on August 9, 2007, and the Chairman of the Company’s Audit and Risk Committee discussed these events with Deloitte on August 10, 2007. On August 14, 2007, the Company filed a second amendment to its Second Quarter 10-Q to state that the matters related to the impairment had been resolved without changes or amendments to the interim financial statements included in the Second Quarter 10-Q. The Company has authorized Deloitte to respond fully to the inquiries of any successor accountant concerning this matter or any other matter.

We have provided Deloitte with a copy of the above disclosures and requested that Deloitte furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such statements. A copy of this letter dated October 2, 2007 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated October 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: October 2, 2007	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Vice President, Securities Counsel

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated October 2, 2007.